AMENDMENT NO. 8

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment dated as of April 17, 2020, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Equity Funds (Invesco Equity Funds), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Contract to remove Invesco Oppenheimer Dividend Opportunity Fund;

NOW, THEREFORE, the parties agree that;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Funds

Invesco Charter Fund

Invesco Diversified Dividend Fund

Invesco Oppenheimer Main Street Fund®

Invesco Oppenheimer Main Street All Cap Fund®

Invesco Oppenheimer Rising Dividends Fund

Invesco Summit Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ Jeffrey H. Kupor
Name: Jeffrey H. Kupor
Title: Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ Harsh Damani
Name:	Harsh Damani
Title:	CFO, Funds

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Bernhard Langer /s/ Alexander Taft
Name: Bernhard Langer Alexander Taft
Title: DIRECTOR

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Colin Fitzgerald
Name:	Colin Fitzgerald
Title:	DIRECTOR

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Takashi Matsuo
Name:	Takashi Matsuo
Title:	CAO & Head of Human Resources

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Lee Siu Mei /s/ Pang Sin Chu
Name:	Lee Siu Mei Pang Sin Chu
Title:	Authorized Signatories

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Stephen Swanson
Name	: Stephen Swanson
Title:	Secretary and General Counsel